EXHIBIT (n)

                      Consents of Independent Auditors and
                 Independent Registered Public Accounting Firm


CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-142495 of Ameritas Variable Separate Account VL on Form N-6 of our report dated April 8, 2010 (which report expresses an unqualified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska) relating to the statutory basis financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.


/s/  Deloitte & Touche LLP

Omaha, Nebraska
August 24, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-142495 of Ameritas Variable Separate Account VL on Form N-6 of our report dated March 16, 2010, relating to the financial statements and financial highlights of the subaccounts of Ameritas Variable Separate Account VL, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.


/s/  Deloitte & Touche LLP

Omaha, Nebraska
August 24, 2010